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Contact:
FRIEDMAN, BILLINGS, RAMSEY
--------------------------
Lauren Burk 703-469-1004 or lburk@fbr.com

              FBR TO ACQUIRE FIRST NLC BY END OF FIRST QUARTER 2005

ARLINGTON, VA., JANUARY 11, 2005 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today announced that it has signed a Definitive Agreement to acquire 100% of the equity interests of First NLC Financial Services, LLC, an affiliate of Sun Capital Partners, and a leading non-conforming mortgage originator. FBR will purchase First NLC for $88 million in a combination of cash and stock, subject to closing adjustments, and expects to close the acquisition of First NLC during the First Quarter of 2005.

Headquartered in Deerfield Beach, Florida, First NLC is a rapidly growing non-conforming mortgage originator currently operating in 38 states. First NLC originates mortgages through both wholesale and retail channels, with a current origination run rate exceeding $4 billion annually. First NLC will become a part of FBR's principal investment group but will be operated as a wholly owned subsidiary and will continue to be managed by its current executive team.

"We're excited to join forces with the leading financial services firm in this sector," said Neal Henschel, Chairman and CEO of First NLC. "Because of their leadership in the mortgage marketplace as an equity underwriter, merchant banker and portfolio investor, FBR is the optimal partner for First NLC."

The acquisition of First NLC is part of a broader strategy by FBR to expand the types of mortgage assets FBR owns in its REIT portfolio, thereby increasing its investment flexibility and ability to achieve high risk-adjusted returns in varied environments. FBR's strategy will be to portfolio a significant portion of First NLC's originated loans and finance those loans through the issuance of asset-backed securities. FBR intends to maintain very high credit quality in its portfolio by obtaining private mortgage insurance for certain non-conforming portfolio loans after they have been originated. First NLC will originate mortgage assets for purchase by FBR for its investment portfolio and plans to continue to work with many of its existing funding sources and its third party investors. "The ability to match-fund these non-conforming assets to significantly reduce interest rate risk and minimize credit risk through private mortgage insurance provides an exceptional risk-adjusted investment opportunity," said Eric F. Billings, Co-Chairman and Co-Chief Executive Officer of FBR.

FBR expects average return-on-equity from non-conforming mortgages over the life of the assets of 25-30% and intends to allocate 25-50% of the REIT investment portfolio to non-conforming mortgage assets in the short term. "While we continue to believe our low duration agency-backed MBS investment strategy is an exceptional business with excellent long term risk-adjusted returns, the broadening of our mortgage strategy is an example of FBR continually seeking to allocate our equity to maximize our risk-adjusted returns. This acquisition will also


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accelerate and enhance our ability to expand our balance sheet and deploy significant capital in our spread-based businesses," Mr. Billings said.

"Through this acquisition, we expect to obtain significant advantages and flexibility in our mortgage business, including the ability to originate, price, portfolio and sell mortgage assets based on market conditions. This is a powerful combination that enhances and supports our commitment to the mortgage and asset-backed sectors of the capital markets," said Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer of FBR.

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Boston, Chicago, Cleveland, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, Portland, San Francisco, Seattle, and Vienna. For more information, see http://www.fbr.com.

*Friedman, Billings, Ramsey & Co., Inc.

FBR WILL BE HOLDING AN ANALYST/INVESTOR CONFERENCE CALL RELATING TO THIS TRANSACTION AT 4:30 P.M. EST TODAY, TUESDAY, JANUARY, 11, 2005. THIS CALL WILL BE WEBCAST AT THE FOLLOWING URL:
HTTP://WWW.CORPORATE-IR.NET/IREYE/IR_SITE.ZHTML?TICKER=FBR. REPLAY WILL BE AVAILABLE TWO HOURS AFTER THE CALL ENDS UNTIL 6:00 P.M. FRIDAY, JANUARY 21 BY CALLING 800.642.1687 (DOMESTIC) OR 706.645.9291 (INTERNATIONAL) CONFERENCE ID# 3373153. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT INVESTOR RELATIONS AT 703.469.1080.

FORWARD-LOOKING   STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING FORWARD-LOOKING STATEMENTS BY MESSRS. ERIC BILLINGS AND EMANUEL FRIEDMAN. ALL STATEMENTS CONTAINED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACT, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORMS 10-K AND 10-Q. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS PRESS RELEASE WILL IN FACT TRANSPIRE. THESE FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY DOES NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
 OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR
  JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
                             STATE OR JURISDICTION.


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